Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,326,910)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(5,616,960)
Dividend Income	159,192
Interest Income	240,434
ETF Transaction Fees	1,750
Total Income (Loss)	$(15,542,494)

Expenses
General Partner Management Fees	$143,159
Professional Fees	11,812
Brokerage Commissions	13,381
Directors' Fees and insurance	6,796
NYMEX License Fee	936
SEC & FINRA Registration Expense	7,100
Total Expenses	$183,184
Net Income (Loss)	$(15,725,678)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/22	$230,785,379
Additions (450,000 Shares)	13,297,601
Withdrawals (450,000 Shares)	(14,315,253)
Net Income (Loss)	(15,725,678)

Net Asset Value End of Month	$214,042,049
Net Asset Value Per Share (7,100,000 Shares)	$30.15

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596